SECURITIES AND EXCHANGE COMMISSION

Washington, DC. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 30, 2004

FIRST CONSULTING GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-23651	95-3539020
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

111 W. Ocean Blvd. 4th Floor, Long Beach, CA		90802
(Address of principal executive offices)		(Zip Code)

(562) 624-5200
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Item 5.  Other Events and Regulation FD Disclosure

On January 30, 2004, First Consulting Group (FCG) completed the acquisition of FCG Infrastructure Services, Inc. (FCGIS, formerly called Codigent Solutions Group, Inc.), a Nashville, Tennessee based provided or value-added information technology solutions to hospitals and other healthcare delivery organizations.  FCG acquired a majority stake in FCGIS in May 2002, and this purchase of the remaining minority interest was planned as a part of the May 2002 transaction.  On January 30, 2004, FCG acquired the remaining 47.35% of FCGIS for approximately $2.4 million in cash and 591,328 restricted shares of FCG common stock (valued at $3.6 million).

Item 7.  Financial Statements and Exhibits

(c)           Exhibits.  Attached as Exhibit 99.1 to this report is FCG’s press release announcing the completion of the acquisition of FCG Infrastructure Services, Inc. (formerly called Codigent Solutions Group, Inc.).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First Consulting Group, Inc.

Date: February 3, 2004	By:	/s/ Michael A. Zuercher
Michael A. Zuercher
Vice Pres, Secretary and General Counsel